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                                                                 Exhibit 4(h)(i)

                         CHANGE OF ANNUITANT ENDORSEMENT

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ENDORSEMENT SECTION 1.              GENERAL INFORMATION

1.1  WHAT IS OUR AGREEMENT WITH     Our agreement with you includes this
     YOU?                           endorsement as a part of the contract to
                                    which it is attached. The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply. The effective date for this endorsement is the same as the issue date for the contract to which it is attached.

                                    We promise to provide the benefit described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2  WHAT IS THE BENEFIT PROVIDED   This endorsement allows you to change the
     BY THIS ENDORSEMENT?           annuitant at any time while the annuitant is
                                    alive during the accumulation period if:

                                         a.)  this contract is owned by a
                                              business or a trust;

                                         b.)  the original annuitant under the
                                              contract is a selected manager or
                                              a highly compensated employee (as
                                              those terms are defined by Title 1
                                              of the Employee Retirement Income
                                              Security Act, as amended); and

                                         c.)  the new annuitant under the
                                              contract is also a selected
                                              manager or a highly compensated
                                              employee.

                                    In the event that you request this
                                    endorsement and an Executive Benefit Plan
                                    Endorsement is also attached to your
                                    contract, this endorsement will replace it and the Executive Benefit Plan Endorsement will no longer be in effect.

1.3  WHEN WILL THIS ENDORSEMENT     This endorsement will terminate on the
     TERMINATE?                     earliest of:

                                         a.)  the date death proceeds become
                                              payable;

                                         b.)  the payout date (also referred to
                                              as the annuity date); or

                                         c.)  the date you surrender your
                                              contract.

ENDORSEMENT SECTION 2.              ENDORSEMENT CHARGES

2.1  IS THERE A CHARGE FOR THIS     There is no charge for this benefit.
     BENEFIT?                       However, if you exercise the right provided
                                    by this endorsement during the first two contract years, we reserve the right to charge a fee to offset expenses incurred.
                                    Any fee charged will never be greater than $150.00.

ENDORSEMENT SECTION 3.              CHANGE OF ANNUITANT

3.1  HOW DO YOU REQUEST A CHANGE    Your change of annuitant request must be
     OF ANNUITANT?                  made in writing on a form acceptable to us
                                    and received at our administrative office.
                                    The change will take effect as of the date
                                    you signed it. We are not liable for any
                                    payment we make or action we take before
                                    receiving any such written request.
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3.2  WHO CAN BE NAMED AS            You may name any manager or highly
     ANNUITANT?                     compensated employee who meets all
                                    requirements for issuance of a like
                                    contract, as of the contract issue date.

ENDORSEMENT SECTION 4.              EFFECT ON CONTRACT

4.1  HOW DOES A CHANGE IN           Income payments (also referred to as annuity
     ANNUITANT AFFECT YOUR          payments) and death benefit proceeds will be
     CONTRACT?                      payable under the contract based on the life
                                    of the annuitant named at the time of death or payout.

                                    The death benefit will be determined based on the new annuitant's age as of the contract issue date. Income payments will be based on the new annuitant's age on the payout date.

                                    Any death benefit riders included under the contract will be terminated automatically as of the effective date of a change in annuitant.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
President